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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-75524 and 333-27401 of First Palm Beach Bancorp, Inc. on Form S-8 of our report dated December 5, 1997 appearing in this Annual Report on Form 10-K of First Palm Beach Bancorp, Inc. for the year ended September 30, 1997.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
West Palm Beach, Florida
December 19, 1997